SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              URBAN OUTFITTERS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [URBAN OUTFITTERS, INC, LOGO]

                               1809 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders to be held at 10:30 a.m., on May 19, 1998, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

     The matters to be considered and voted upon are described in the 1998 Notice of Annual Meeting of Shareholders and Proxy Statement, which accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope. I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters.

                                          Sincerely,

                                          /s/ Richard A. Hayne
                                          --------------------
                                          Richard A. Hayne
                                          President

April 20, 1998

                          [URBAN OUTFITTERS, INC, LOGO]

                               1809 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1998

                         ------------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on May 19, 1998 at 10:30 a.m., for the following purposes:

          1. To elect six Directors to serve for a term of one year.

          2. To vote on a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1999.

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 10, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          --------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 1998

                             URBAN OUTFITTERS, INC.
                               1809 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

                         ------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

     The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 19, 1998 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about April 20, 1998.

     Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on April 10, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 17,700,024 Common Shares outstanding.

     The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees to the Board of Directors listed in this Proxy Statement, "FOR" the ratification of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1999 ("Fiscal 1999"), and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

     Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the six nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker non-vote will not be counted as a vote cast.

                            1. ELECTION OF DIRECTORS

     The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are five directors. The Board has increased the designated number of directors to six. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified.

     At the Meeting, six directors will be elected. The Board of Directors has nominated the six persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the Proxies will be voted "FOR" the election of such person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

     The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III and Burton M. Sapiro. Of these nominees, the only one not currently serving on the Board is Mr. Cleeland.

BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each nominee for election as a director:

NAME                                AGE                       POSITION
----                                ---                       --------
Richard A. Hayne..................  51    Chairman of the Board of Directors and President

Scott A. Belair(1)(2).............  50    Director

Harry S. Cherken, Jr..............  48    Director

Kenneth K. Cleeland...............  57    Chief Financial Officer and Treasurer

Joel S. Lawson III(1)(2)..........  50    Director

Burton M. Sapiro..................  71    Director

------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

     Mr. Belair co-founded the Company, has been a director since its incorporation in 1976 and has served as Principal of the ZAC Group, a provider of financial services, during the last eight years. Previously he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation and a director and Chief Financial Officer of W. P. Stewart and Company, Inc.

     Mr. Cleeland has been the Chief Financial Officer and Treasurer of the Company since 1987. He has decided to step down as the Chief Financial Officer when an ongoing search is concluded and the replacement appointed. If elected, Mr. Cleeland would continue as a director of the Company. Previously, he was the Chief Financial Officer of MBI Business Center, Inc. and President of MBIF Leasing. He was also the Chief Financial Officer and Vice President of J. G. Hook, Inc.

     Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and has served as a Managing Partner of that firm since February 1996.

     Mr. Lawson, a director since 1985, has since 1980 been the Managing Partner and Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm located in Philadelphia, Pennsylvania. He is also a director of Crusader Holding Corporation.

     Mr. Sapiro, a director since 1989, has been a retail marketing consultant since his retirement in 1985. Previously, he was Senior Vice President/General Merchandise Manager and a member of the Executive Committee of both Macy's New York and Gimbels Philadelphia/Gimbels East. He was also a director of Macy's New York.

BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee oversees actions by the Company's independent accountants and reviews the Company's internal controls. The Board's Compensation Committee, established in September 1993, is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board has not established a nominating or similar committee.

     The Company's Board of Directors held five meetings in the fiscal year ended January 31, 1998 ("Fiscal 1998"). The Compensation Committee and the Audit Committee held six meetings and one meeting, respectively, during Fiscal 1998. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 1998.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1993 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") and the Urban Outftters, Inc. 1997 Stock Option Plan (the "1997 Plan") provides for the grant of non-qualified stock options to each director who is not also an employee.

     Pursuant to the Directors' Plan and 1997 Plan, each director, other than Mr. Hayne, received an initial grant of a non-qualified option to purchase 5,000 Common Shares at an exercise price of $18.00 per share at the time of the Company's initial public offering of its Common Shares in November 1993. As a result of the two-for-one stock split effected by the Company on June 1, 1996, such initial grants to the Outside Directors of the Company were converted into the right to purchase 10,000 Common Shares at an exercise price of $9.00 per share. A person who subsequently becomes an

Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or re-elected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options granted under the Directors' Plan upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year, except where the option, by its terms, expires on an earlier date. During Fiscal 1998, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plan is the fair market value of the Common Shares at the date of grant.

CERTAIN BUSINESS RELATIONSHIPS

     Burton M. Sapiro, a director of the Company, and the Company entered into an agreement pursuant to which Mr. Sapiro agreed to provide up to 36 days of consulting services per year to the Company relating to retail marketing. In consideration for such services, Mr. Sapiro is paid a daily fee of $1,100 and is reimbursed for his expenses. The agreement was approved by the Company's disinterested directors. The total amount paid to Mr. Sapiro in Fiscal 1998 pursuant to these arrangements, exclusive of directors' fees but including expenses, was $47,450.

     Harry S. Cherken, Jr., a Director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 1998 and is expected to continue to do so in the future.

                   2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     On May 20, 1997, the Shareholders ratified the appointment of Price Waterhouse LLP, independent accountants, to audit the Company's accounts for Fiscal 1998.

     The Board of Directors recommends that the Shareholders ratify the selection of Price Waterhouse LLP as the Company's independent accountants for Fiscal 1999. If the Shareholders do not ratify the selection of Price Waterhouse LLP, the Board of Directors will reconsider the selection of Price Waterhouse LLP to serve as the Company's accountants for Fiscal 1999.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he so desires.

                                3. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 1998 and the Company's fiscal years ended January 31, 1997 ("Fiscal 1997") and January 31, 1996 ("Fiscal 1996") by the Company's President and the Company's most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                 ANNUAL COMPENSATION(1)      COMPENSATION
                                                 ----------------------      ------------         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY        BONUS          OPTIONS#        COMPENSATION(2)
---------------------------            ----      --------      --------      ------------      ---------------
Richard A. Hayne                       1998      $235,000      $      0            -0-             $11,006
  Chairman and President               1997       233,384           400            -0-              13,195
                                       1996       225,000           300            -0-              14,995

Kenneth K. Cleeland                    1998       200,000             0            -0-              15,593
  Chief Financial Officer              1997       200,000           400         10,000              16,781
  and Treasurer                        1996       175,000           300            -0-              18,581

Michael A. Schultz                     1998       220,000         4,000        280,000                 -0-
  President, Urban Outfitters,         1997       220,000         3,400         20,000               1,188
  Wholesale, Inc.                      1996       218,333           300            -0-               2,988

Glen T. Senk                           1998       210,000         4,000            -0-                 -0-
  President, Anthropologie, Inc.       1997       200,000           400            -0-               1,188
                                       1996       152,800           300        300,000(3)            2,988

Jay Hammer                             1998       160,000        13,000            -0-               6,600
  Secretary and Director               1997        13,538         5,000         75,000                 550
  of Stores(4)                         1996           N/A           N/A            N/A                 N/A

----------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) Represents life insurance premiums paid by the Company for Messrs. Hayne and Cleeland in the amounts of $11,006 and $15,593 in Fiscal 1998 and represents $6,600 for a car allowance for Mr. Hammer in Fiscal 1998. This does not include forfeiture allocations to the Company's Profit-Sharing Fund (in Common Shares) with respect to Fiscal 1998 for the accounts of Messrs. Hayne, Cleeland, Schultz, Senk and Hammer. Forfeiture allocations for Fiscal 1997 for Messrs. Hayne, Cleeland, Schultz, Senk and Hammer were in the amounts of $1,188, $1,188, $1,188, $1,188 and $0 respectively.

(3) Adjusted to reflect the two-for-one stock split effected by the Company on June 1, 1996, the stock option granted to Mr. Senk in Fiscal 1996 under the Company's 1992 Non-Qualified Stock Option Plan replaced a stock option granted to Mr. Senk in Fiscal 1995 under the same Plan, which has been canceled.

(4) Mr. Hammer joined the Company in January of 1997.

STOCK OPTION INFORMATION

     OPTIONS GRANT TABLE: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
        ----------------------------------------------------------------------
                       NUMBER OF      % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                       SECURITIES       OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING       GRANTED                                  PRICE APPRECIATION FOR OPTION TERM
                        OPTIONS     TO EMPLOYEES IN   EXERCISE OR   EXPIRATION   -----------------------------------
        NAME            GRANTED       FISCAL 1998     BASE PRICE       DATE             5%                10%
        ----           ----------   ---------------   -----------   ----------   ----------------   ----------------
Michael A. Schultz...   280,000(1)      67.47%         $10.6250      3/10/07        $1,870,950         $4,741,376

----------
(1) This option became exercisable as to 28,000 shares on 3/10/98 and will become exercisable as to an additional 28,000 shares on each March 10 until 3/10/07.

     AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 1998, information concerning the number of stock options held by the Named Officers on January 31, 1998, and the value of the in-the-money options outstanding as of such date.

                          AGGREGATED OPTION EXERCISES
                               IN FISCAL 1998 AND
                       FISCAL 1998 YEAR-END OPTION VALUES

                                                                NUMBER OF                 VALUE OF UNEXERCISED
                            NUMBER OF                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                             SHARES                        AT FISCAL YEAR-END            AT FISCAL YEAR-END(2)
                           ACQUIRED ON      VALUE      ---------------------------   ------------------------------
NAME                        EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   ----------------
Richard Hayne............     -0-            $0                0              0       $      0        $        0
Kenneth Cleeland.........     -0-            $0            6,000          4,000       $ 13,875        $    9,250
Glen Senk................     -0-            $0          140,000        160,000       $892,500        $1,020,000
Michael Schultz..........     -0-            $0            6,000        294,000       $ 13,875        $1,957,375
Jay Hammer...............     -0-            $0                0         75,000       $      0        $  431,250

----------
(1) Represents the aggregate excess of the fair market value of a Common Share on the date of exercise over the applicable exercise prices multiplied by the number of Common Shares issued upon the exercise of the stock options.

(2) Represents the aggregate excess of the fair market value of a Common Share on January 31, 1998 of $16.75 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     The Compensation Committee is composed of two non-management directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and other officers of the Company. The Compensation Committee also administers the Company's Stock Option Plans.

     The Compensation Committee's philosophy is that executive compensation should be designed to:

       o reflect the Company's entrepreneurial orientations;

       o assist the Company in attracting and retaining superior executive talent while incentivizing a long- term commitment to the Company;

       o align the interests of management with those of shareholders through a significant equity-based component; and

       o reward an executive's individual contribution toward achievement of the Company's long- and short-term business goals.

     The Company's overall executive compensation program consists of three principal elements: base salaries; discretionary bonuses; and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year. The Company also maintains a broadly based employee stock ownership plan in which the executive officers are permitted to participate on the same terms as other employees.

     The Compensation Committee consults with the Company's President in determining base salary levels for each executive officer other than the Company's President. The base salaries for the Company's executive officers in Fiscal 1998 were competitively established by the Compensation Committee based upon such consultation and a general assessment of the compensation paid by other companies in the retail clothing industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports.

     The Compensation Committee is also involved in establishing the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officers' individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, his level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and his handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

     During Fiscal 1998, the only stock options or other equity based compensation granted to any officers of the Company were options to purchase 280,000 Common Shares granted to Mr. Schultz.

     This report is submitted by the Compensation Committee.

                                          Scott A. Belair
                                          Joel S. Lawson III

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's Retail Specialty-Apparel Index* for the period beginning November 9, 1993, the date the trading first began in the Common Shares of the Company on the NASDAQ National Market System following the Company's initial public offering, and ending January 31, 1998, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indexes.

                                   [GRAPHIC]

         IN THE PRINTED VERSION OF THE DOCUMENT, A LINE GRAPH APPEARS WHICH DEPICTS THE FOLLOWING PLOT POINTS:



                                   |  NOV. 9, 93 |  JAN.-94  |  JAN.-95  |  JAN.-96  |  JAN.-97   |  JAN.-98   |
 Urban Outfitters, Inc.            |   $100.00   |  $109.47  |  $108.42  |  $103.68  |  $102.10   |  $143.15   |
 Retail (Specialty-Apparel)-500    |   $100.00   |  $ 96.25  |  $ 77.12  |  $ 91.84  |  $116.28   |  $211.10   |
 S&P 500 Index                     |   $100.00   |  $104.98  |  $105.54  |  $146.34  |  $184.89   |  $234.64   |

* S&P Retail Specialty-Apparel Index begins at November 3, 1993.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 15, 1998 (December 31, 1997 with respect to Wellington Management Company LLP, T. Rowe Price Associates, T. Rowe Price New Horizons Fund and J.P. Morgan and Company, Inc.) by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer who owns beneficially any Common Shares, and (c) all directors and executive officers of the Company as a group.

                                                              BENEFICIAL OWNERSHIP (2)
                                                              -------------------------
NAME AND ADDRESS (1)                                            SHARES      PERCENTAGE
--------------------                                          -----------   -----------
Richard A. Hayne (3) .......................................   7,627,795        43.2%

Wellington Management Company, LLP (4) .....................   1,745,300         9.9%
  75 State Street
  Boston, Massachusetts 02109

T. Rowe Price Associates (4) ...............................   1,642,500         9.3%
  100 East Pratt Street
  Baltimore, Maryland 21202

J. P. Morgan and Company, Inc. (4) .........................   1,373,900         7.8%
  60 Wall Street
  New York, New York 10260

T. Rowe Price New Horizons Fund, Inc. (4) ..................   1,087,100         6.2%
  100 East Pratt Street
  Baltimore, Maryland 21202

Scott A. Belair (5) ........................................     712,000         4.0%
  143 Sunset Avenue
  Ridgewood, New Jersey 07450

Michael A. Schultz (6) .....................................     370,577         2.1%

Glen T. Senk (7) ...........................................     200,567         1.0%

Kenneth K. Cleeland (8) ....................................     146,375           *

Joel S. Lawson III (9) .....................................      58,800           *
  Two Penn Center Plaza
  Philadelphia, Pennsylvania 19102

Harry S. Cherken, Jr. (10) .................................      43,000           *
  1345 Chestnut Street
  Philadelphia National Bank Bldg.
  Philadelphia, Pennsylvania 19107

Burton M. Sapiro (11) ......................................      42,000           *

Jay Hammer (12) ............................................      15,080           *

All directors and officers as a group ......................   9,216,194       51.0%
  (9 persons) (3)(5)(6)(7)(8)(9)(10)(11)(12)

----------
 (1) Unless otherwise indicated, the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103.

 (2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.

 (3) Includes 548,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 548,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 55,000 shares owned by the Hayne Foundation and 3,045 shares allocated under the Company's Profit-Sharing Fund. Excludes 149,998 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.

 (4) All information derived for the following companies were obtained from Form 13G's filed with the SEC for the period ending December 31, 1997. Wellington Management Company, LLP has shared voting power as to 586,300 shares and shared dispositive/investment power as to 1,745,300 shares. T. Rowe Price Associates has sole voting power of 363,100 shares and sole dispositive power of 1,642,500 shares. T.Rowe Price New Horizons Fund, Inc. has sole voting power of 1,087,100 shares. J.P. Morgan and Company has sole voting power of 1,131,400 shares and sole dispositive power of 1,373,900 shares.

 (5) Excludes 393,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 32,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.

 (6) Includes 3,045 shares allocated under the Company's Profit-Sharing Fund.

 (7) Includes 200,000 shares subject to presently exercisable options and 567 shares allocated under the Company's Profit-Sharing Fund.

 (8) Includes 3,045 shares allocated under the Company's Profit-Sharing Fund.

 (9) Includes 32,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.

(10) Includes 32,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.

(11) Includes 32,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days. Excludes 1,000 shares beneficially owned by Mr. Sapiro's spouse, as to which he disclaims beneficial ownership.

(12) Includes 80 shares allocated under the Company's Profit-Sharing Fund.

   * Less than 1%.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1999 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Company prior to December 18, 1998 to be considered for inclusion in the Company's Proxy Statement.

                              CERTAIN TRANSACTIONS

     In April of 1994, Mr. Glen T. Senk joined the Company as President of Anthropologie. Upon commencing employment, Urban Outfitters provided Mr. Senk with a four-year interest free loan of $50,000. $25,000 will be forgiven over the course of the four years; $3,125 is currently outstanding.

                             ADDITIONAL INFORMATION

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 1997 through January 31, 1998 all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis with the exception of Mr. Hayne who did not report a June 1997 sale of 40,000 shares and a May 1997 transfer of shares to the Hayne Foundation. These transactions were reported on a subsequent Form 4.

     PROXY SOLICITATION COSTS. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

     ANNUAL REPORT. This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for Fiscal 1998.

     EACH PERSON SOLICITED CAN OBTAIN WITHOUT CHARGE, EXCEPT FOR EXHIBITS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SENDING A WRITTEN REQUEST TO:

                                          URBAN OUTFITTERS, INC.
                                          1809 Walnut Street
                                          Philadelphia, Pennsylvania 19103
                                          Attention:  Investor Relations

                                          By Order of the Board of Directors

                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 1998

                             URBAN OUTFITTERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Kenneth K. Cleeland, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for May 19, 1998 and at any adjournment thereof.

    1. ELECTION OF DIRECTORS

/ / FOR the nominees listed below      / / WITHHOLD AUTHORITY
                                           to vote for the nominees listed below


      Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr.,
                Kenneth K. Cleeland, Joel S. Lawson III, Burton M. Sapiro.

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

       -------------------------------------------------------------------------

    2. APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1999.

                        / / FOR    / / AGAINST    / / ABSTAIN

    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2.

                                          You are urged to sign and
                                          return this proxy so that you
                                          may be sure that your shares
                                          will be voted.

                                          Dated:                   , 1998
                                                 -----------------

                                          -------------------------------
                                             Signature of Shareholder

                                          -------------------------------
                                             Signature of Shareholder

                                          Please sign exactly as your
                                          name appears hereon, date and
                                          return promptly. When shares
                                          are held by joint tenants, both
                                          should sign. Executors,
                                          administrators, trustees and
                                          other fiduciaries should
                                          indicate their capacity when
                                          signing.